Exhibit 5

                          Haynsworth Sinkler Boyd, P.A.
                    1201 Main Street, 22nd Floor (29201-3226)
                       Post Office Box 11889 (29211-1889)
                            Columbia, South Carolina
                             Telephone 803.779.3080
                             Facsimile 803.765.1243




                               September 23, 2005

First South Bancorp, Inc.
1450 John B. White, Sr. Boulevard
Spartanburg, South Carolina 29306

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of an aggregate of 503,646 shares of the common stock (the "Common Stock") of First South Bancorp, Inc., a South Carolina corporation (the
"Company"), for issuance upon exercise of options pursuant to the First South Bancorp, Inc. 2005 Incentive Stock Option Plan and the First South Bancorp, Inc. 1996 Stock Option Plan, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination it is our opinion that the Common Stock, when issued upon the terms and conditions set forth in the Registration Statement filed by the Company in connection with the registration of the Common Stock, and upon receipt of the consideration therefor, will be legally issued, fully paid and nonassessable.

         We consent to be named in the Registration Statement as attorneys who will pass upon certain legal matters in connection with the offering described in the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                             Very truly yours,

                                             s/ Haynsworth Sinkler Boyd, P.A.

                                             Haynsworth Sinkler Boyd, P.A.